Progressive Expands Commercial Lines Products with Acquisition of Protective Insurance

Leader in Commercial Auto Insurance Seeks to Expand Capabilities

Protective Shareholders to Receive $23.30 Per Share in Cash

MAYFIELD VILLAGE, Ohio and CARMEL, Ind., February 16, 2021 – The Progressive Corporation (NYSE: PGR) and Protective Insurance Corporation (NASDAQ: PTVCA and PTVCB) today announced that they have entered into a definitive agreement under which Progressive has agreed to acquire all of the outstanding Class A and Class B common shares of Protective for $23.30 per share in cash, for a total transaction value of approximately $338 million. The acquisition is expected to close prior to the end of the third quarter of 2021, subject to customary closing conditions, including receipt of certain required regulatory approvals and approval of Protective’s Class A shareholders. Protective’s Board of Directors has unanimously approved the transaction, based on the unanimous recommendation of the Special Committee of the Board. Certain Protective shareholders owning approximately 35% of Protective's outstanding Class A common stock that had previously entered into a contingent sale agreement terminated their obligations to close the transactions under that agreement and entered into a voting agreement with Protective and Progressive in support of the sale to Progressive.

“As a leader in commercial auto insurance, we’re excited to expand our capabilities with the expertise Protective offers in larger fleet and affinity programs and by providing additional product lines for us to add to our portfolio,” says Commercial Lines President, Karen Bailo. “Our Commercial Lines business provides one of our greatest opportunities to expand our addressable market and grow. This move allows us to add products that will help us support larger fleets and brings expertise in workers’ compensation coverage for the transportation industry, which are new areas of business for us and can help us to meet the needs of our commercial customers. We look forward to working with the employees of Protective and appreciate the knowledge they bring.”

“The Special Committee of the Board has been focused on what is in the best interest of Protective and its stakeholders and we are pleased to achieve that objective,” said John D. Nichols, Jr., Chair of the Special Committee of Protective’s Board. “This transaction aligns well with the direction of Protective, provides stability and opportunity for growth and will deliver a significant, immediate cash premium to Protective’s shareholders—all of which the Special Committee and the Board believe creates the ideal outcome for Protective. The Board would also like to recognize the Shapiro family for its over 40-year stewardship of Protective.”

“We are excited to announce this agreement with Progressive, which is a milestone in Protective’s history,” said Jeremy Johnson, Protective’s Chief Executive Officer. “With Progressive’s scale and resources, we expect to deliver greater value to our policyholders, while continuing to provide the exceptional service they have come to expect from us. Progressive shares our commitment to excellence in serving customers, and we are confident they are the ideal owner for Protective. Together, we will be able to deliver innovative offerings and superior customer service to even more customers across the country.”

Mr. Johnson continued, “This transaction is truly a testament to the hard work and dedication of our talented team. By combining with Progressive, we expect Protective and its employees will have greater opportunities to grow as part of a larger and more diversified organization.”

Transaction Details
Upon the completion of the transaction, Protective shareholders will receive $23.30 per share in cash from Progressive. Progressive will fund the purchase through liquid investments on hand. The per share price represents a 49.1% premium and 63.2% premium, respectively, to Protective’s unaffected 30-day volume-weighted average Class A and Class B share prices as measured on February 12, 2021.

Progressive plans to maintain Protective’s offices in Carmel, Indiana and retain Protective’s employees.

Baker & Hostetler LLP is serving as legal advisor to Progressive. Piper Sandler & Co. is serving as financial advisor to Protective and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Protective.

About The Progressive Corporation
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever and however it's most convenient - online at progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive provides insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes; it is the third largest auto insurer in the country, a leading seller of motorcycle and commercial auto insurance, and one of the top 15 homeowners insurance carriers.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and HomeQuote Explorer®.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

About Protective Insurance
Based in Carmel, Indiana, Protective Insurance Corporation serves as the publicly-traded holding company for several property-casualty insurance subsidiaries including Protective Insurance Company, Sagamore Insurance Company and Protective Specialty Insurance Company. Through its subsidiaries, Protective provides liabilities and workers’ compensation coverage for trucking and public transportation fleets, along with trucking industry independent contractors. For more information, visit www.protectiveinsurance.com. This reference to additional information about Protective has been provided as a convenience, and the information contained on our website is not incorporated by reference into this press release.

Additional Information and Where to Find It
In connection with the proposed transaction, Protective Insurance will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This material is not a substitute for the proxy statement or any other document which Protective may file with the SEC. INVESTORS IN AND SHAREHOLDERS OF PROTECTIVE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders may obtain a free copy of these documents (when they are filed and become available) free of charge at the SEC’s website at www.sec.gov. Protective also will provide a copy of these materials without charge on its website at www.protectiveinsurance.com.

Participants in the Solicitation
Protective and its board of directors and executive officers may be deemed to be participants in the solicitation of proxies from Protective’s shareholders in connection with the proposed transaction.  Information regarding Protective’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Protective’s 2020 annual proxy statement filed with the SEC on April 6, 2020.  A more complete description will be available in the proxy statement on Schedule 14A to be filed regarding the proposed transaction.  You may obtain free copies of these documents as described in the preceding paragraph filed with or furnished to the SEC.  All such documents, when filed or furnished, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to the investor relations department of Protective.

Forward-Looking Statements
Statements in this press release which are not historic facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the impact of the proposed transaction; regulatory approvals; and the timing of the proposed transaction.  All statements in this material not dealing with historical results are forward-looking and are based on estimates, assumptions and projections, and Protective and Progressive may make related oral forward-looking statements on or following the date hereof. These statements may also include assumptions about Progressive’s proposed acquisition of Protective (including its benefits, results, effects and timing). Some of these forward-looking statements are identified with words like "believe," "may," "will," "should," "expect," "intend," "plan," "project," "predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. All forward-looking statements involve risks and uncertainties which could affect Progressive’s and Protective’s actual results and could cause their actual results or the benefits of the proposed transaction to differ materially from those expressed in any forward-looking statements made by, or on behalf of Progressive or Protective.

The proposed transaction is subject to risks and uncertainties, including: (A) that Protective and Progressive may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to obtain the Protective shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (E) risks related to disruption of management’s attention from Protective’s ongoing business operations due to the proposed transaction; (F) the effect of the announcement of the proposed transaction on Protective’s relationships with its clients, operating results and business generally; (G) the outcome of any legal proceedings to the extent initiated against Protective, Progressive or others following the announcement of the proposed transaction and (H) the effects of the COVID-19 pandemic and associated government actions on Protective’s operations and financial performance, as well as Protective’s and Progressive’s management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Protective’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of Protective on file with the SEC.  Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Protective and/or Progressive will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Protective or its business or operations.  Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Protective Investor Contact: John Barnett (317) 429-2554 investors@protectiveinsurance.com	Protective Media Contact: Steve Frankel or Joseph Sala Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

Progressive Investor Contact: Douglas S. Constantine (440) 910-3563 Investor_relations@progressive.com	Progressive Media Contact: Jeff E. Sibel (440) 395-0803 Jeff_E_Sibel@Progressive.com